UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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Presidio, Inc.

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An Email Circulated to Employees by the Chief Executive Officer of Presidio, Inc. on August 14, 2019

To:	Presidio Employees

From:	Bob Cagnazzi

Date:	August 14, 2019

Re:	Proposed Transaction Involving Presidio

Dear Presidio Employees –

I am very excited to share with you the next important milestone in Presidio’s journey. Earlier today Presidio announced that it had entered into a definitive agreement to be acquired by funds advised by BC Partners, a leading international investment firm, for $16.00 per share or a total value of $2.1 billion, including net debt.

Upon closing of this acquisition, Presidio will once again become a private company. BC Partners sees Presidio as an attractive investment opportunity in large part because of our strong industry position and talented employees; they have the highest praise for all of you and our business, and are eager to help Presidio continue to grow and evolve. Importantly for all of us, BC Partners is an extremely well-respected investment firm whose substantial resources and experience will give us more flexibility to invest in our strategy and future growth. I cannot imagine a better partner for Presidio as we continue to capitalize on our market opportunities. The entire leadership team and I are truly excited by the opportunities our partnership with BC Partners opens up for all of us. We remain deeply committed to our mission to continue providing our clients with the highest quality, optimal and innovative solutions for their complex and evolving IT needs and to providing you with an environment that truly makes us a great place to work.

Who is BC Partners?

Established in 1986, BC Partners is a leading international investment firm with over €22 billion of assets under management in private equity, private credit and real estate. Since inception, BC Partners Private Equity has completed 111 private equity investments in companies with a total enterprise value of €135 billion and is currently investing its tenth private equity fund. Representative past and present portfolio companies include industry leaders such as Accudyne, Acuris, Aenova, Antelliq, CarTrawler, CeramTec, Cigierre, Côte, Cyxtera, DentalPro, Dümmen Orange, Elysium, Forno d’Asolo, GFL, Intelsat, Keter, MCS Groupe, NAVEX Global, PetSmart-Chewy, Pharmathen, PlusServer, Pronovias, Sabre, Shawbrook, Springer Nature, Suddenlink-Cablevision (Altice USA), Teneo, United Group, VetPartners and Zest. For more information, visit www.bcpartners.com.

Why now?

Presidio’s board decided that partnering with BC Partners is in the best interests of our current shareholders, and a fantastic way to foster value and long-term growth for Presidio and its employees. BC Partners has agreed to acquire all of the outstanding Presidio common stock for $16.00 per share, representing an approximately 21.3 percent premium compared to the closing price of our stock as of August 13, 2019.

What does this mean for you?

Today, we are announcing an acquisition agreement, but the entire process will take several months to complete. Consummation of the transaction is subject to stockholder approval and the satisfaction of a number of other customary closing conditions. The acquisition is not complete until closing, which we expect to happen in the fourth quarter of 2019. Until we close, Presidio is still a stand-alone public company, and we’ll continue to operate business as usual.

As you know, many Presidio employees hold stock options and restricted stock units relating to our shares of common stock and participate in our Employee Stock Purchase Plan. You will receive a separate communication describing how these equity compensation awards and plan will be treated in the transaction, consistent with the treatment of our common stock.

What can you say publicly?

Today, we issued a press release describing the details of the proposed acquisition. As a company, we will not be commenting publicly on the proposed acquisition, beyond what we will be filing with the SEC, until the transaction is complete. To help you field questions from customers and partners, we’ve posted FAQs to iConnect. If you receive questions from members of the media, please direct them to Neil Johnston at njohnston@presidio.com.

How do I learn more?

Join us for a townhall meeting today at 12:00PM ET where the Executive Leadership team and I will share more information about what this means for you and for Presidio. The meeting will show up on your calendar shortly and will not be recorded, so please do your best to join. In the meantime, view the Employee FAQs accompanying this memo that may answer some of your more immediate questions. We plan to establish a Hotline to help answer your questions and will provide you with information regarding the Hotline shortly. We urge you to read relevant documents as filed by Insight Communications with the SEC when such documents become available because they will contain important information. You may obtain a free copy of the relevant documents as filed by Presidio (when and if available) and other documents filed by Presidio at the SEC’s web site at www.sec.gov. I want to close by saying thank you. It is through your dedication, passion, hard work, innovation and team effort that we have arrived at this pivotal moment. With BC Partners, I am confident that we’ll build upon our long history of success and we look forward to a bright future at Presidio.

Sincerely,

Bob

FORWARD-LOOKING STATEMENTS

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws. Where the Company expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by the forward-looking statements. Forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “anticipate,” “intend,” “plan,” “will,” “would,” “estimate,” “expect,” “believe,” “target,” “indicative,” “preliminary,” or “potential.” Forward-looking statements in this communication may include, without limitation: statements about the potential benefits of the proposed acquisition, anticipated growth rates, Presidio’s plans, objectives, expectations, and the anticipated timing of closing the acquisition. Risks and uncertainties include, among other things, risks related to the satisfaction of the conditions to closing the acquisition (including the failure to obtain necessary regulatory approvals) in the anticipated timeframe or at all, obtaining the requisite approval of the stockholders of Presidio; risks related to the debt financing; disruption from the transaction making it more difficult to maintain business and operational relationships; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed acquisition; other business effects, including the effects of industry, market, economic, political or regulatory conditions; future exchange and interest rates; changes in tax and other laws, regulations, rates and policies; future business combinations or disposals; competitive developments; and other risks and uncertainties discussed in Presidio’s filings with the SEC, including the “Risk Factors” and “Cautionary Statements Concerning Forward-Looking Statements” sections of Presidio’s most recent annual report on Form 10-K and subsequently filed Form 10-Qs. The Company does not undertake any obligation to release publicly revisions to any “forward-looking statement,” including, without limitation, outlook, to reflect events or circumstances after the date of this presentation, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement. Continued reliance on “forward-looking statements” is at investors’ own risk.

IMPORTANT INFORMATION ABOUT THE TRANSACTION AND WHERE TO FIND IT

In connection with the proposed transaction between the Company and BC Partners, the Company will file with the U.S. Securities and Exchange Commission (the “SEC”) a preliminary Proxy Statement of the Company (the “Proxy Statement”). The Company plans to mail to its shareholders the definitive Proxy Statement in connection with the transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, BC Partners, THE TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents (when available) filed with the SEC by the Company through the website maintained by the

SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the documents filed with the SEC by the Company in the Investor Relations section of the Company’s website at http://investors.presidio.com or by contacting the Company’s Investor Relations at investors@presidio.com or by calling 866-232-3762.

PARTICIPANTS IN THE SOLICITATION

Presidio and certain of its directors, executive officers and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of the Company in connection with the transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise, is included in the Proxy Statement described above filed with the SEC. Additional information regarding the Company’s directors and executive officers is also included in the Company’s proxy statement for its 2018 Annual Meeting of Stockholders, which was filed with the SEC on October 2, 2018, or its Annual Report on Form 10-K for the year ended June 30, 2018, which was filed with the SEC on September 6, 2018. These documents are available free of charge as described above.